UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – October 28, 2010

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5699

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2010, Questar's board of directors elected Laurence M. Downes, 53, to serve as a director of the Company effective December 1, 2010 until the next annual shareholders meeting in May 2011, at which time his continued service will be subject to stockholder approval. He will also serve as a member of the Company's Management Performance Committee. Mr. Downes is Chairman of the Board and Chief Executive Officer of New Jersey Resources Corporation and its principal subsidiary, New Jersey Natural Gas Company.

Mr. Downes will receive annual retainers of $50,000 and $5,000, respectively, for his membership on the Board and the Management Performance Committee prorated to the effective day of his appointment as a director.   Mr. Downes will also receive 500 restricted shares of Company stock to vest on March 5, 2011, consistent with the vesting of equity grants to the Company’s other directors.

The Board has determined that Mr. Downes is independent under the applicable listing standards of the New York Stock Exchange. There is no arrangement or understanding between Mr. Downes and any other person pursuant to which he was elected as a director of the Company. Additionally, there is no transaction between Mr. Downes and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Exhibit

     99.1

Press release issued November 3, 2010, by Questar Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

November 3, 2010

Martin H. Craven

Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

Press release issued November 3, 2010, by Questar Corporation.

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